UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 13, 2026

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive
Charlotte, North Carolina 28273
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;         Compensatory Arrangements of Certain Officers.
Chief Financial Officer Resignation
On October 13, 2026, Samantha L. Stoddard notified JELD-WEN Holding, Inc. (the “Company”) of her decision to resign as Executive Vice President and Chief Financial Officer, effective November 13, 2026 (the “Effective Date”), to pursue a professional opportunity outside the building products industry. Ms. Stoddard’s resignation was not the result of any disagreement with the Company on any matter related to the Company’s operations, financial reporting, policies or practices.
Interim Chief Financial Officer Appointment
On October 16, 2026, the Company’s Board of Directors appointed Jeffrey Embt, Vice President and Chief Accounting Officer, as Interim Chief Financial Officer and the Company’s principal financial officer, effective as of the Effective Date, while continuing in his current role. The Company will commence a process to identify the next Chief Financial Officer. Biographical and other information with respect to Mr. Embt, age 45, was previously reported in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 5, 2026 and is incorporated herein by reference.
In connection with his appointment as Interim Chief Financial Officer, Mr. Embt’s will receive additional cash compensation of $10,000 per month and his target incentive award under the Company’s management incentive plan was increased to 50% of his base salary (prorated based on time served in the new role).
There are no family relationships, as defined in Item 401(d) of Regulation S-K, between Mr. Embt and any of the Company’s directors or executive officers, or persons nominated or chosen to become a director or an executive officer. There is no arrangement or understanding between Mr. Embt and any other person pursuant to which he was selected as the Company’s Interim Chief Financial Officer, and he does not have any direct or indirect material interest in any transaction or proposed transaction required to be disclosed at this time under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.
On October 19, 2026, the Company issued a press release announcing the resignation of Ms. Stoddard, the appointment of Mr. Embt and reaffirming the Company’s updated full year 2026 guidance as previously announced on August 3, 2026. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by JELD-WEN Holding, Inc. dated October 19, 2026.

104	Cover Page Interactive Data file (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2026		JELD-WEN HOLDING, INC.

	By:	/s/ James S. Hayes
James S. Hayes
Executive Vice President, General Counsel and Corporate Secretary